                                                                       EXHIBIT 2

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of November 26, 1997, is between Belco Oil & Gas Corp., a Nevada corporation (the "Company"), and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership (the "Shareholder").

                                R E C I T A L S:

     WHEREAS, the Company and the Shareholder are simultaneously consummating the transactions contemplated by the Agreement and Plan of Merger, dated
October 31, 1997, by and among the Company, Belco Acquisition Sub, Inc., a Delaware corporation, and Coda Energy, Inc., a Delaware corporation (the "Merger Agreement");

     WHEREAS, pursuant to the Merger Agreement, the Shareholder is receiving unregistered warrants (the "Warrants") to purchase shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") in a private offering transaction (the "Transaction"); and

     WHEREAS, under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the General Rules and Regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder, the Shareholder will be limited in the manner of the sale of the shares of Common Stock received upon exercise of the Warrants, absent registration under the Securities Act of the sale of such shares of Common Stock or the availability of exemption from the registration requirements of the Securities Act.

                               A G R E E M E N T:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1. Definitions. The following terms have the meaning ascribed to them hereto.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Holder" means the Shareholder or any assignee or transferee of one or more shares of Restricted Stock.

        "Restricted Stock" means the shares of Common Stock issued or issuable to the Shareholder pursuant to the Warrants and any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares of Common Stock issued pursuant to the Warrants. Any Restricted Stock will cease to be Restricted Stock when (i) a registration statement covering such Restricted Stock has been declared effective by the Commission and the Restricted Stock has been disposed of pursuant to such effective registration statement, (ii) the Restricted Stock is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) the Restricted Stock has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for the Restricted Stock not bearing a legend restricting further transfer, and the Restricted Stock may be resold without subsequent registration under the Securities Act.

        "Registration Statement" means the registration statement contemplated by this Agreement.

        "Selling Holder" means a Holder who is selling Restricted Stock pursuant to the Registration Statement.

     2. Shelf Registration. Subject to the provisions of Section 3, the Company agrees that it shall prepare and file with the SEC, no later than the date that is 10 months after the closing of the Transaction, a registration statement (the "Pre-Exercise Registration Statement") on any form for which the Company then qualifies and the Company considers appropriate and which is available for resales of the Restricted Stock pursuant to Rule 415 of the General Rules and Regulations of the SEC promulgated under the Securities Act or, in the event that the SEC does not permit the Company to register the Restricted Stock pursuant to the Registration Statement prior to the exercise of the Warrants, the Company agrees that, upon written notice from JEDI, it shall prepare and file a registration statement (the "Post-Exercise Registration Statement") on any form for which the Company then qualifies and the Company considers appropriate and which is available for resales of the Restricted Stock pursuant to Rule 415 of the General Rules and Regulations of the SEC promulgated under the Securities Act (the Pre-Exercise Registration Statement and the Post-Exercise Registration Statement are collectively referred to as the "Registration Statement"). Subject to the provisions of Section 3, the Company further agrees to use its reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable thereafter and to use its reasonable efforts to cause the Registration Statement to continue to be effective until the earlier of (i) the date that is the third anniversary of the closing of the Transaction and (ii) the first date on which there are not remaining any shares of Restricted Stock. Prior to the filing of either the Pre-Exercise Registration Statement or the Post-Exercise Registration Statement, the Company shall request from each Holder the number of shares of Restricted Stock desired to be included in such Registration Statement by such Holder; provided that the Company shall only be required to include in the Post-Exercise Registration Statement shares of Restricted Stock that have been issued by the Company pursuant to the exercise of Warrants prior to the filing of the Post-Exercise Registration Statement. Subject to the provisions of this Section 2 and of Section 3 below, the Company will include in the Registration Statement all shares of Restricted Stock with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt by the applicable Holder of the Company's notice. Each such request from a Holder will specify the number of shares of Restricted Stock to be registered. Unless the Holder or Holders of a majority of the Restricted Stock to be registered in the Registration Statement shall consent in writing, the Company shall not include any other securities under the Registration Statement.



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     3. Registration Procedures. Whenever, pursuant to Section 2, the Holders of
Restricted Stock have requested that any Restricted Stock be included for registration pursuant to the Registration Statement, the Company will, subject to the provisions of Section 5, use all reasonable efforts to effect the registration of such Restricted Stock in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request, the Company shall:

         (A) prepare and file with the SEC the Registration Statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale or distribution of such Restricted Stock in accordance with the intended method of distribution thereof, and use its reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing; provided, (i) that before filing the Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority in number of shares of the Restricted Stock covered by the Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel, and (ii) that after the filing of the Registration Statement, the Company will promptly notify each selling Holder of Restricted Stock of any stop order issued or, to the knowledge of the Company, threatened by the SEC and take all reasonable actions to prevent the entry of such stop order or to remove it if entered;

         (B) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period referred to in Section 2, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the selling Holders thereof set forth in the Registration Statement;

         (C) as soon as reasonably practicable, furnish to such selling Holder, prior to filing the Registration Statement, copies of the Registration Statement as proposed to be filed, and thereafter furnish to such selling Holder such number of copies of the Registration Statement, each amendment and supplement thereto (in each case, if specified by such Holder, including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Restricted Stock owned by such selling Holder;

         (D) with reasonable promptness, use its reasonable efforts to register or qualify such Restricted Stock under such other securities or blue sky laws of such jurisdictions within the United States as any selling Holder reasonably (in light of such selling Holder's intended plan of distribution) requests and do any and all other acts and things which may




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     be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Restricted Stock owned by such selling Holder, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (D), or (ii) subject itself to taxation in any such jurisdiction.

         (E) with reasonable promptness, use reasonable efforts to cause the Restricted Stock covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Holder or Holders thereto to consummate the disposition of such Restricted Stock;

         (F) promptly notify each selling Holder of such Restricted Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event known to the Company (or made known to the Company pursuant to the last sentence of the last paragraph of this Section 3) requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers or recipients of such Restricted Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, promptly prepare and file (and if applicable, take all reasonable actions to have any amendment declared effective) any required supplement or amendment, and promptly make available to each selling Holder any such supplement or amendment;

         (G) with reasonable promptness make available for inspection by any selling Holder and any attorney, accountant or other agent retained by any such selling Holder (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and the properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, if any, and cause the Company's officers and employees to supply all information reasonably requested for such purpose by any such Inspector in connection with such registration statement. Each Inspector that actually reviews Records supplied by the Company that include information that the Company identifies, in good faith, to be confidential ("Confidential Information") shall be required, prior to any such review, to execute an agreement with the Company providing that such Inspector shall not publicly disclose any Confidential Information unless such disclosure is required by applicable law or legal process. Each selling Holder of Restricted Stock agrees that material Confidential Information obtained by it as a result of such inspections shall not be used by it as the basis for any transactions in securities of the Company unless and until such information is made generally available to the public. Each selling Holder of Restricted Stock further agrees that it will, upon learning that disclosure of Confidential Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Confidential Information. Each selling Holder also agrees that the due





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     diligence investigation made by the Inspectors shall be conducted in a manner which shall not unreasonably disrupt the operations of the Company or the work performed by the Company's officers and employees;

         (H) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

         (I) with reasonable promptness, use its reasonable efforts to cause all such Restricted Stock to be listed on each securities exchange on which the Common Stock of the Company is then listed.

     Each selling Holder of Restricted Stock agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (F) hereof, such selling Holder will forthwith discontinue disposition of Restricted Stock pursuant to the Registration Statement covering such Restricted Stock until such selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (F) hereof. Each selling Holder also agrees to notify the Company if any event relating to such selling Holder occurs which would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     4. Conditions and Limitations. The Company's obligations under Section 2 with respect to any selling Holder shall be subject to the limitation that the Company shall have received the information and documents specified in Section 5 and such selling Holder shall have observed or performed in all material respects its other covenants and conditions contained in such Section and
Section 7.

     5. Information From and Certain Covenants of Holders of Restricted Stock. Notices and requests delivered to the Company by Holders from whom Restricted Stock is to be registered pursuant to this Agreement shall contain such information regarding the Restricted Stock to be so registered, the Holder and the intended method of disposition of such Restricted Stock as shall reasonably be required in connection with the action to be taken under the Securities Act. Any Holder whose Restricted Stock is included in the Registration Statement pursuant to this Agreement shall execute all consents, powers of attorney and other documents reasonably required to be signed by it in order to cause the Registration Statement to become effective. Each selling Holder covenants that, in disposing of such Holder's shares, such Holder shall comply with Regulation M of the SEC adopted pursuant to the Exchange Act.

     6. Registration Expenses. All Registration Expenses (as defined herein) will be borne by the Company. Undervoting discounts and commissions applicable to the sale of Restricted Stock





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shall be borne by the Holder of the Restricted Stock to which such discount or commission relates, and each selling Holder shall be responsible for the fees and expenses of any legal counsel, accountants or other agents retained by such selling Holder and all other out-of-pocket expenses incurred by such selling Holder in connection with any registration under this Agreement.

     As used herein, the term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement (whether or not the registration in connection with which such expenses are incurred ultimately becomes effective), including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Restricted Stock), printing expenses, messenger and delivery expenses incurred by the Company, internal expenses incurred by the Company (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, NASD fees (including filing fees and reasonable fees and disbursements of counsel in connection with compliance with NASD rules and regulations), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), fees and expenses of its independent petroleum engineers, securities act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of other persons retained by the Company in connection with such registration.

     7.  Indemnification: Contribution.

         (A) Indemnification by the Company. The Company agrees to indemnify and hold harmless each selling Holder of Restricted Stock, its officers, directors and agents and each person, if any, who controls such selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable cost of investigation and including reasonable costs of counsel) (i) arising out of or based upon (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Restricted Stock or in any amendment or supplement thereto or in any preliminary prospectus relating to the Restricted Stock, or (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such selling Holder specifically for use in the Registration Statement or prospectus, or (ii) arising out of or based upon any violation of any Federal or state securities laws or rules or regulations thereunder, or any other laws or regulations (including common law claims), committed by the Company in connection with the performance of its obligations hereunder. The Company also agrees to include in any underwriting agreement with any underwriters of the




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Restricted Stock provisions indemnifying and providing for contribution to such underwriters and their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 7 indemnifying and providing for contribution to the selling Holders.

         (B) Indemnification by Holders of Restricted Stock. Each selling
Holder severally and not jointly agrees to indemnify and hold harmless the Company, its officers, directors and agents and each person (other than a selling Holder), if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of counsel) (i) arising out of or based upon (1) any untrue statement or alleged untrue statement of material fact contained in any registration statement or prospectus relating to the Restricted Stock or in any amendment or supplement thereto or in any preliminary prospectus relating to the Restricted Stock, or (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arising out of or based upon any violation of any Federal or state securities laws or rules or regulations thereunder committed by such Holder in connection with the disposition of such Holder's Restricted Stock, provided (x) that such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such selling Holder or upon such selling Holder's behalf expressly for use therein, and (y) that no selling Holder shall be liable for any indemnification under this Section 7 in an aggregate amount which exceeds the total net proceeds received by such selling Holder from the offering. Each selling Holder also agrees to include in any underwriting agreement with underwriters of the Restricted Stock provisions indemnifying and providing for contribution to such underwriters, their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 7 indemnifying and providing for contribution to the Company.

         (C) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or any claim shall be asserted against any indemnified party in respect of which indemnity may be sought from an indemnifying party, the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all expenses incurred in connection with the defense thereof; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses if it is ultimately determined that such indemnified party is not entitled to indemnification or advancement of expenses hereunder. Such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such indemnified party, or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party, and such indemnified




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



party shall have been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel, subject to the indemnifying party's approval of counsel, which approval shall not be unreasonably withheld) at any time for such indemnified party. The indemnifying party shall not be liable for any settlement of any such action, claim or proceeding effected without its written consent (such consent which will not be unreasonably withheld), but if settled with its written consent or if there is a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified party from and against all loss or liability (to the extent stated above) by reason of such settlement or judgment.

         (D) Contribution. If the indemnification provided for in this Section 7 is unavailable to the Company or the selling Holders in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments, in such proportion as is appropriate to reflect the relative fault of each such party in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of each such party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such indemnifying or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

     The Company and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(D) were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claims. Notwithstanding the provisions of this Section 7(D), no selling Holder shall be required to contribute an amount in excess of the amount by which the total net price at which the Restricted Stock of such selling Holder was offered to the public exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of




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fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Amendments. This Agreement may be amended or modified upon the written consent thereto of the Company and the Holders of a majority in number of shares of Restricted Stock.

     9. Assignments. This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties hereto. Without the written consent of the Company, a Holder may not assign any rights hereunder except to a transferee of such Holder of Restricted Stock aggregating 10% or more of the Restricted Stock then outstanding, provided that the foregoing will not prevent any successor by merger, consolidation or transfer of substantially all the assets of such Holder from succeeding to a Holder's rights hereunder.

     10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

     11. Notices. Any notice, request, instruction, correspondence or other documents to be given hereunder by any party to the other (herein collectively called "Notice") shall be in writing and delivered personally or mailed, postage prepaid, or by telecopier, if to a Holder, to the address specified for such person on the signature pages hereof (or such other address as a Holder may subsequently provide to the Company in writing), and if to the Company, to 767 Fifth Avenue, 46th Floor, New York, New York 10583, Attention: General Counsel, Telecopier No.: (212)644-2230. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

     12. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     13. Arbitration. Any and all claims, demands, causes of action, disputes, controversies and other matters in question arising out of or relating to this Agreement, the alleged breach thereof, or in any way relating to the subject matter of this Agreement ("Claims"), even though some or all of such Claims allegedly are extra contractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved and decided exclusively by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be





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

conducted in Houston, Texas. The arbitration shall be before a panel of three arbitrators. Each party to such dispute shall select one arbitrator, and the two arbitrators selected by the parties shall select the third arbitrator. The arbitrators are authorized to issue subpoenas for depositions and other discovery mechanisms, as well as trial subpoenas, in accordance with the Federal Rules of Civil Procedure. Either party may initiate a proceeding in the appropriate United States District Court to enforce this provision. This agreement to arbitrate shall be enforceable in either federal or state court. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. The enforcement of this agreement to arbitrate and all procedural aspects of this agreement to arbitrate, including the construction and interpretation of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules of governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. The arbitrators shall have no authority to award punitive (including, without limitation, any exemplary damages, treble damages or any other penalty or punitive type of damages, consequential, incidental or indirect damages (in tort, contract or otherwise) under any circumstances, the parties hereby waiving their right, if any, to recover such damages in connection with any Claims. The arbitrators shall be entitled to award costs of the arbitration and attorney's fees as they deem appropriate. Prior to any party instituting a Claim under this Agreement, such party shall provide to the other party hereto a written notice specifying the nature and basis of the Claim. The party that is the subject of any Claim shall be given thirty (30) days to cure any breach before any Claim is filed. It is further agreed that prior to such Claims being submitted to the arbitrators on such Claims, the parties to the Claims shall attempt to resolve such Claims through non-binding mediation of such Claims for a period of not in excess of 30 days commencing after assertion of a Claim.

     14. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     15. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by arbitration or by the court, as the case may be, shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.





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     IN WITNESS WHEREOF, the Company and the Shareholder have caused this
Agreement to be signed by their respective officers or agents thereunto duly authorized.

                              BELCO OIL & GAS CORP.

                              By:  /s/ ROBERT A. BELFER
                                 ----------------------------------------
                              Name:
                              Title:
                              Telecopy No.:

                              SHAREHOLDER:

                              JOINT ENERGY DEVELOPMENT INVESTMENTS
                              LIMITED PARTNERSHIP

                              By:  Enron Capital Management Limited
                                   Partnership, its General Partner

                              By:  Enron Capital Corp., its General Partner

                              By: /s/ TIMOTHY J. DETMERING
                                 ----------------------------------------
                              Name:    Timothy J. Detmering
                              Title:   Agent and Attorney-in-Fact
                              Address: c/o Enron Corp.
                                       1400 Smith Street
                                       Houston, TX 77002
                                       Attn: Donna W. Lowry
                              Telecopy No.:  (713) 646-4039
                              Telephone No.: (713) 853-1939

                              With a copy to:
                              Tim Detmering
                              Lance Schuler
                              1400 Smith Street
                              Houston, TX 77002
                              Telecopy No.: (713) 646-3750 (Detmering)
                                            (713) 646-3393 (Schuler)



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